UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 15, 2006

Exide Technologies
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-11263	23-0552730
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

13000 Deerfield Parkway, Building 200, Alpharetta, Georgia		30004
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(678) 566-9000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 1.01 Entry into a Material Definitive Agreement.

On March 15, 2006, the Company obtained an amendment to its senior credit facility, a copy of which is attached hereto as Exhibit 10.1. The amendment provides, among other things, modified covenants relating to trailing twelve month Consolidated EBITDA, as such term is defined in its senior credit facility, as of the fiscal quarters ending March 31, 2006, June 30, 2006 and September 30, 2006, elimination of the "going concern" covenant for fiscal year 2006, increased call protection in the event the Company refinances the senior credit facility, a 100 basis point increase in the applicable margin for the outstanding loans, an agreement to pay fees for a financial advisor for the lenders capped at $75,000 per month and an amendment fee of 0.50% of the aggregate amount of outstanding loans and commitments of lenders consenting to the amendment.

The Company is completing certain post-effective items required under the amendment, including modifications to existing mortgage documents and certain of the foreign security documents.

Item 9.01 Financial Statements and Exhibits.

Exhibit 10.1 Seventh Amendment to Senior Credit Facility

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Exide Technologies

March 15, 2006	By:	Francis M. Corby, Jr.

Name: Francis M. Corby, Jr.
Title: Executive Vice President and Chief Financial Officer

Top of the Form

Exhibit Index

Exhibit No.	Description

10.1	Seventh Amendment to Credit Agreement